UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0890517
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

9.75% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-225053

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), of Youngevity International, Inc. (the “Registrant”), as included under the heading “Description of the Series D Preferred Stock” in the Registrant’s prospectus, dated September 5, 2019, forming a part of the shelf Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, on May 18, 2018 (Registration No. 333-225053), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), which Registration Statement was declared effective by the Commission on May 29, 2018, is hereby incorporated by reference.

The Registrant’s Series D Preferred Stock to be registered hereunder has been approved for listing on The NASDAQ Capital Market under the symbol “YGYIP”, subject to official notice of issuance.

Item 2.  Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description of Document
3.1	Certificate of Incorporation dated July 15, 2011 (Incorporated by reference to the Registrant’s Form 10-12G (File No. 001-38116) filed with the Securities and Exchange Commission on February 12, 2013)
3.2	Bylaws (Incorporated by reference to the Registrant’s Form 10-12G (File No. 001-38116) filed with the Securities and Exchange Commission on February 12, 2013)
3.3
Certificate of Amendment to the Certificate of Incorporation dated June 5, 2017 (Incorporated by reference to the Registrant’s Form 8-K (File No. 001-38116) filed with the Securities and Exchange Commission on June 7, 2017)

3.4*	Form of Certificate of Designations, Rights and Preferences of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock
_______________ * Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 17, 2019

YOUNGEVITY INTERNATIONAL, INC.

By:	/s/ David Briskie
David Briskie, President and Chief Financial Officer